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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-30690, 333-30692, 333-07811, 33-82758, 33-67090, 33-39186,
33-44042, 33-53944, 33-88914, 33-88912, 33-65133, 333-24593, and 333-42997, Form
S-3 Nos. 33-46173, 333-43176 and 333-51372 and Form S-4 Nos. 33-44116, 33-60847
and 333-51364) of IVAX Corporation and in the related Prospectuses, of our reports dated February 13, 2003 (except for the third and fourth paragraphs of Note 16, as to which the date is March 26, 2003), with respect to the consolidated financial statements and schedule of IVAX Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                /s/ Ernst & Young LLP
March 26, 2003